Exhibit 10.69


                        AMENDMENT TO EMPLOYMENT AGREEMENT

     AMENDMENT TO EMPLOYMENT AGREEMENT ("this Amendment") dated this 1st day of August, 2000, by and between TREMONT INVESTMENT MANAGEMENT, INC., a company organized under the laws of the Province of Nova Scotia and the laws of Canada and ROBERT PARNELL, an individual residing at 230 Guildwood Parkway, Toronto, Ontario M1E 1P7 Canada ("Parnell").

                                  WITNESSETH:

     WHEREAS, Parnell is employed by Tremont pursuant to and in accordance with the terms and conditions contained in an employment agreement dated July 17, 1998 (the "Employment Agreement"), by and between Tremont and Parnell; and

     WHEREAS, Parnell and Tremont are each desirous of amending the Employment Agreement in accordance with this Amendment, effective August 1, 2000.

         NOW, THEREFORE, in consideration of the promises and mutual covenants, terms and conditions hereinafter set forth and in the Employment Agreement, the parties hereto hereby agree as follows:

1. Section 2 of the Employment Agreement is hereby amended and shall read as follows: "Term of Employment. Parnell's employment under this Agreement shall commence as of the date hereof and continue until July 31, 2001, which shall be automatically renewed for one-year periods, unless sooner terminated pursuant to
Section 8 of the Employment Agreement.

2. Section 7(a) of the Employment Agreement are hereby amended by deleting the following phases: (i) "U.S.$125,000.00 for the annual period commencing on the August 1, 1998 and ending on July 31, 1999" and (ii) "U.S.$150,000.00 for the annual period commencing on the August 1, 1999 and ending on July 31, 2000" and inserting in their place "U.S.$200,000.00 for the annual period commencing on the August 1, 2000 and ending on July 31, 2001". The following phase has been deleted from the paragraph that follows section 7 (a)(ii): "Following the Initial Term, the renewal of the terms of Parnell's employment and compensation shall be determined by the Board of Directors of the Corporation; provided, however, that Parnell's annual salary shall not exceed U.S.$150,000 until such time as any and all redeemable preferred shares of the Corporation issued to Tremont in exchange for additional capital contributions, as contemplated in the Joint Venture and provided for in the Shareholders' Agreement have been redeemed in full.

3. Except to the extent amended by this Amendment, the terms and conditions of the Employment Agreement shall remain in full force and effect. In the event of any conflict between the terms of the Employment Agreement and the Amendment, the Amendment shall control.



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4. Each party hereby represents and warrants to the other that each has read the foregoing provisions and that each has had a sufficient opportunity to discuss this Amendment with anyone each party might desire prior to signing below. Further, in signing this Amendment, each party has not relied on or been induced to execute this Amendment by any statements, representations, agreements or promises, oral or written, made by the other except for those expressly contained in this Amendment.

     IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties hereto as of the date first above written.


                                 By: /s/ Robert Parnell
                                     ----------------------------------------
                                     Robert Parnell


                                 TREMONT INVESTMENT MANAGEMENT, INC.


                                 By: Stephen T. Clayton
                                     ----------------------------------------
                                     Stephen T. Clayton, Chief Financial Officer









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